As filed with the Securities and Exchange Commission on August 29, 2006

Registration No. 333-100971

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

B.O.S. BETTER ONLINE SOLUTIONS LTD.

(Exact name of the Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Beit Rabin, Teradyon Industrial Park
Misgav, Israel	20179
(Address of Principal Executive Offices)	(Zip Code)

1999 Stock Option Plan (Incentive and Restricted Stock Options)
2000 Stock Option Plan (Section 102 Stock Option/Stock Purchase Plan)
Share Ownership and Option Plan (2001)
Option Grant Agreement between the Company and Mr. Israel Gal
(Full title of the Plans)

Beit Rabin, Teradion Industrial Park,
Misgav, Israel
(972-4) 990-7555

Corporation Service Company
1133 Avenue of the Americas, Suite 3100
New York, NY 10036
(Name and address of agent for service)

Tel: (212) 299-9100
(Telephone number, including area code, of agent for service)

Copies to:

Brian Brodrick, Esq., Phillips Nizer LLP	Osnat Eliram, Adv., Ephraim Abramson & Co.
666 Fifth Avenue	16B King George Street
New York, New York 10103	Jerusalem, Israel 94229
(212) 841-0700	(972) 2624-5881

EXPLANATORY NOTE

The Registration Statement on Form S-8 pertaining to 450,000 (given the effect of the 4-1 reverse stock spilt that occurred on May 29, 2003) Ordinary Shares of B.O.S. Better Online Solutions Ltd. (the “Registrant”) was filed on October 29, 2002. Upon the adoption of the 2003 Israeli Share Option Plan, the Registrant resolved not to grant any more options under other existing Plans, and therefore some of the shares registered for purchase under the Registration Statement, will not be purchased. On November 24, 2003 a Post-Effective Amendment No. 1 was filed to remove from registration 192,911 Ordinary Shares of the Registrant. This Post-Effective Amendment No. 2 is filed to remove from registration an additional 109,495 Ordinary Shares of the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment no. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, in the State of Israel, on August 29, 2006.

B.O.S. Better Online Solutions Ltd.
By: /s/ Adiv Baruch —————————————— Adiv Baruch President and Chief Executive Officer	/s/ Nehemia Kaufman —————————————— Nehemia Kaufman Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Adiv Baruch and Nehemia Kaufman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement, together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on, sign and file any supplement to any prospectus filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment no. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edouard Cukierman —————————————— Mr. Edouard Cukierman	Chairman of the Board of Directors	August 29, 2006

/s/ Adiv Baruch —————————————— Mr. Adiv Baruch	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2006

/s/ Nehemia Kaufman —————————————— Mr. Nehemia Kaufman	Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2006

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/s/ Joel Adler —————————————— Mr. Joel Adler	Director	August 29, 2006

/s/ Jean-Marc Bally —————————————— Mr. Jean-Marc Bally	Director	August 29, 2006

/s/ Avishai Gluck —————————————— Mr. Avishai Gluck	Director	August 29, 2006

/s/ Yael Ilan —————————————— Dr. Yael Ilan	Director	August 29, 2006

/s/ Mr. Andrea Mandel-Mantello —————————————— Mr. Andrea Mandel-Mantello	Director	August 29, 2006

/s/ Adi Raveh —————————————— Prof. Adi Raveh	Director	August 29, 2006

/s/ Ronen Zavlik —————————————— Mr. Ronen Zavlik	Director	August 29, 2006

By: Name: Title: Date:	Authorized Representative in the U.S.: Corporation Service Company /s/ John Pelletier —————————————— John Pelletier Assistant Secretary August 23, 2006

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